EXHIBIT 23.1




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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of Gas Salvage Corp. on Form SB-2 whereby certain shareholders of Gas Salvage Corp. propose to sell up to 2,680,000 shares of Gas Salvage Corp.'s common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

      We hereby consent to the use of our opinion concerning the validity of the securities to be sold.


                                       Very truly yours,

                                       HART & TRINEN, L.L.P.

                                       /s/ William T. Hart

                                       William T. Hart

Denver, Colorado
December 31, 2007



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